Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of the FundX Investment Trust does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of the FundX Investment Trust for the year ended September 30, 2015 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the FundX Investment Trust for the stated period.

/s/ Jason Browne Jason Browne President/Principal Executive Officer, FundX Investment Trust	/s/ Sean McKeon Sean McKeon Treasurer/Principal Financial Officer, FundX Investment Trust
Dated: _11/24/2015______________

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by FundX Investment Trust for purposes of Section 18 of the Securities Exchange Act of 1934.